EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

C&F Financial Corporation and Central Virginia Bankshares, Inc.

The following unaudited pro forma condensed combined financial information and explanatory notes present the effects on the historical financial positions and results of operations of C&F Financial Corporation ("C&F") and Central Virginia Bankshares, Inc. ("CVBK") of the acquisition of CVBK by C&F under the acquisition method of accounting with C&F treated as the acquirer (the "Merger"). Under the acquisition method of accounting, the assets and liabilities of CVBK, as of the effective date of the Merger, are recorded by C&F at their respective fair values and the excess of the merger consideration over the fair value of CVBK’s net assets is allocated to goodwill.

On October 1, 2013, CVBK was merged with Special Purpose Sub, Inc., a wholly-owned subsidiary of C&F, with CVBK surviving, in accordance with an Agreement and Plan of Merger dated as of June 10, 2013. As a result of the Merger, CVBK shareholders received $0.32 for each share of CVBK common stock they owned, or approximately $846,000 in the aggregate. Following the Merger, CVBK is a wholly-owned subsidiary of C&F. In addition, C&F purchased from the U.S. Treasury for $3.35 million all of CVBK's preferred stock and warrants issued to the U.S Treasury under the Capital Purchase Program ("CPP"), including accrued and unpaid dividends on the preferred stock.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if the transaction had occurred on September 30, 2013. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2013 and the year ended December 31, 2012 give effect to the Merger as if the transaction had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial information included herein is presented for informational purposes only and does not necessarily reflect the financial results of the combined companies had the Merger been consummated on the date or at the beginning of the periods presented. The adjustments included in this unaudited pro forma condensed combined financial information are preliminary and may be revised and may not agree to actual amounts recorded by C&F when fair values of assets and liabilities acquired have been finalized. This financial information does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential effects of current market conditions on revenues or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined financial information should be read in conjunction with and is qualified in its entirety by reference to the historical consolidated financial statements and related notes thereto of C&F and the historical consolidated financial statements and related notes thereto of CVBK and its subsidiaries, which are attached to this Current Report on Form 8-K/A in Exhibits 99.1 and 99.2.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013

(In thousands)	C&F Financial Corporation	Central Virginia Bankshares	Pro Forma before Adjustments	Pro Forma Merger Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$44,332	$59,775	$104,107	$(4,587)	(1)	$99,520
Securities available for sale, at fair value	147,161	119,916	267,077	—		267,077
Loans held for sale	55,911	—	55,911	—		55,911
Loans, net of unearned income	684,137	171,247	855,384	(24,085)	(2)	831,299
Less allowance for loan losses	(34,861)	(6,433)	(41,294)	6,433	(3)	(34,861)
Net loans held for investment	649,276	164,814	814,090	(17,652)		796,438
Corporate premises and equipment, net	28,538	7,448	35,986	3,500	(4)	39,486
Other real estate owned, net	3,780	895	4,675	(500)	(5)	4,175
Core deposit intangibles	—	41	41	4,066	(6)	4,107
Goodwill	10,724	—	10,724	5,929	(7)	16,653
Other assets	43,909	16,623	60,532	6,009	(8)	66,541
Total assets	$983,631	$369,512	$1,353,143	$(3,235)		$1,349,908

LIABILITIES AND SHAREHOLDERS EQUITY
Deposits
Noninterest-bearing demand deposits	$123,996	$40,046	$164,042	$—		$164,042
Interest-bearing deposits	561,236	273,665	834,901	1,710	(9)	836,611
Total deposits	685,232	313,711	998,943	1,710		1,000,653
Borrowings	146,640	40,000	186,640	2,124	(10)	188,764
Trust preferred capital notes	20,620	5,155	25,775	(716)	(11)	25,059
Other liabilities	21,760	4,684	26,444	—		26,444
Total liabilities	874,252	363,550	1,237,802	3,118		1,240,920

Shareholders' equity
Preferred stock	—	11,385	11,385	(11,385)	(12)	—
Common stock	3,225	3,308	6,533	(3,308)	(13)	3,225
Surplus	8,311	17,242	25,553	(17,242)	(14)	8,311
Retained earnings (deficit)	97,379	(16,711)	80,668	16,320	(14)	96,988
Accumulated other comprehensive income (loss)	464	(9,262)	(8,798)	9,262	(15)	464
Total shareholders' equity	109,379	5,962	115,341	(6,353)		108,988
Total liabilities & shareholders' equity	$983,631	$369,512	$1,353,143	$(3,235)		$1,349,908

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share amounts)	C&F Financial Corporation	Central Virginia Bankshares	Pro Forma Merger Adjustments		Pro Forma Combined
Interest income
Interest and fees on loans	$71,947	$11,237	$1,900	(16)	$85,084
Interest and dividends on securities	4,995	3,102	—		8,097
Other interest income	22	33	—		55
Total interest income	76,964	14,372	1,900		93,236

Interest expense:
Interest on deposits	5,325	2,821	(1,066)	(17)	7,080
Interest on borrowings	3,799	1,466	(933)	(18)	4,332
Other interest expenses	987	182	36	(18)	1,205
Total interest expense	10,111	4,469	(1,963)		12,617

Net interest income	66,853	9,903	3,863		80,619
Provision for loan losses	12,405	2,699	—		15,104
Net interest income after provision for loan losses	54,448	7,204	3,863		65,515

Noninterest income:
Service charges on deposit accounts	3,326	1,391	—		4,717
Other service charges, commissions and fees	6,310	923	—		7,233
Gains on sales of mortgage loans	20,572	—	—		20,572
Net gains on sales/calls of available for sale securities	11	2,417	—		2,428
Other operating income	3,283	733	—		4,016
Total noninterest income	33,502	5,464	—		38,966

Noninterest expense:
Salaries and benefits	40,693	5,025	—		45,718
Occupancy expenses	6,795	1,109	92	(19)	7,996
Other expenses	16,434	6,392	1,247	(20)	24,073
Total noninterest expenses	63,922	12,526	1,339		77,787

Income before income taxes	24,028	142	2,524		26,694
Income tax expense	7,646	—	883	(21)	8,529
Net income	16,382	142	1,641		18,165
Effective dividends on preferred stock	311	569	(569)	(22)	311
Net income (loss) available to common shareholders	$16,071	$(427)	$2,210		$17,854

Earnings (loss) per common share, basic	$5.00	$(0.16)			$5.55
Earnings (loss) per common share, diluted	$4.86	$(0.16)			$5.40
Weighted average common shares outstanding, basic	3,215,049	2,671,555			3,215,049
Weighted average common shares outstanding, diluted	3,305,902	2,671,555			3,305,902

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands, except per share amounts)	C&F Financial Corporation	Central Virginia Bankshares	Pro Forma Merger Adjustments		Pro Forma Combined
Interest income
Interest and fees on loans	$54,062	$7,015	$1,425	(16)	$62,502
Interest and dividends on securities	3,856	1,815	—		5,671
Other interest income	89	49	—		138
Total interest income	58,007	8,879	1,425		68,311

Interest expense:
Interest on deposits	3,071	1,639	(644)	(17)	4,066
Interest on borrowings	2,662	1,093	(541)	(18)	3,214
Other interest expenses	566	133	27	(18)	726
Total interest expense	6,299	2,865	(1,158)		8,006

Net interest income	51,708	6,014	2,583		60,305
Provision for loan losses	10,140	700	—		10,840
Net interest income after provision for loan losses	41,568	5,314	2,583		49,465

Noninterest income:
Service charges on deposit accounts	2,930	881	—		3,811
Other service charges, commissions and fees	4,631	675	—		5,306
Gains on sales of mortgage loans	7,068	—	—		7,068
Net gains on sales/calls of available for sale securities	276	31	—		307
Other operating income	2,795	532	—		3,327
Total noninterest income	17,700	2,119	—		19,819

Noninterest expense:
Salaries and benefits	23,160	3,910	—		27,070
Occupancy expenses	5,329	793	69	(19)	6,191
Other expenses	13,612	5,224	(677)	(20)	18,159
Total noninterest expenses	42,101	9,927	(608)		51,420

Income (loss) before income taxes	17,167	(2,494)	3,191		17,864
Income tax expense	5,617	—	806	(21)	6,423
Net income (loss)	11,550	(2,494)	2,385		11,441
Effective dividends on preferred stock	—	427	(427)	(22)	—
Net income (loss) available to common shareholders	$11,550	$(2,921)	$2,812		$11,441

Earnings (loss) per common share, basic	$3.51	$(1.10)			$3.48
Earnings (loss) per common share, diluted	$3.37	$(1.10)			$3.34
Weighted average common shares outstanding, basic	3,287,146	2,665,999			3,287,146
Weighted average common shares outstanding, diluted	3,423,097	2,665,999			3,423,097

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1: Basis of Presentation

The pro forma financial information assumes C&F Financial Corporation's (C&F) acquisition of Central Virginia Bankshares, Inc. (CVBK) (the Merger) was consummated on September 30, 2013 for the purposes of the unaudited pro forma condensed combined balance sheet, and on January 1, 2012 for the purposes of the unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of CVBK were recorded at their respective fair values with any excess merger consideration over the aggregate fair value of the net assets acquired recorded as goodwill. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the Merger been consummated on the date or at the beginning of the periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record assets and liabilities of CVBK at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein are subject to updates as additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of CVBK's tangible and identifiable intangible assets and liabilities as of the date the Merger was completed.

NOTE 2: Accounting Policies and Financial Statement Classifications

The accounting policies of CVBK are in the process of being reviewed in detail by C&F. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

NOTE 3: Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current valuations, estimates, and assumptions which are subject to change.

(1)

Consists of (i) the CVBK common stock purchase price of $0.32 per share, or an aggregate of $846 thousand, and $3.350 million for the negotiated purchase price, paid by C&F, of all of the preferred stock and the common stock purchase warrant issued to Treasury by CVBK in connection with the Capital Purchase Program (CPP) and (ii) $391 thousand of Merger-related expenses, net of income taxes, to be incurred after the acquisition.

(2)

A fair value adjustment was recorded to CVBK's outstanding loan portfolio. The fair value adjustment consists of:

i. An adjustment for credit deterioration of the acquired portfolio in the amount of $17.406 million, which represented a mark of 10.2% on CVBK's outstanding loan portfolio. Of the $17.406 million credit mark, approximately $5.734 million is estimated to be an accretable adjustment on the loans acquired and accounted for under Accounting Standards Codification (ASC) 310-20, Receivables-Nonrefundable Fees and Other Costs, and $11.672 million is estimated to be a nonaccretable adjustment on the loans acquired and accounted for under ASC 310-30, Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality. C&F engaged an independent third party loan review team to review and perform analytics on CVBK's loan portfolio in order to determine the adjustment related to credit deterioration.

ii. An additional fair value adjustment (discount) to reflect differences in interest rates in the amount of $6.583 million. This portion of the fair value adjustment was based on current market interest rates and spreads including the consideration of liquidity concerns.

iii. An additional fair value adjustment to reflect the $96 thousand write-off of certain loan-related accruals.

(3)	Represents the elimination of CVBK's allowance for loan losses because purchased loans acquired in a business combination are recorded at fair value as discussed in the preceding item (2).

(4)

Estimated fair value adjustment of acquired premises (buildings and land) as of the acquisition date. The premium of $3.500 million represents 17.0% of CVBK's bank premises based on an independent third-party valuation utilizing a market approach. The fair value adjustment consists of $2.750 million for bank buildings and $750 thousand for land.

(5)

Estimated fair value adjustment of the acquired other real estate owned (OREO) as of the acquisition date. The discount of $500 thousand is based on the most recent appraisals prepared by independent third-parties, adjusted for recent sales activity.

(6)

Represents the inherent fair value of CVBK's stable customer deposit relationships that provide a low-cost source of funding and that C&F expects to retain for an extended period of time. The premium of $4.107 million represents 1.31% of CVBK's total deposits, based on an independent third-party valuation.

(7)

Represents the future economic benefits arising from other assets to be acquired not individually identified and separately recognized, or in other words, the excess of the merger consideration over the fair value of net assets to be acquired. Refer to Note 6-Pro Forma Acquisition Accounting Adjustments for more details of the purchase price allocation.

(8)

Consists of $4.231 million of net deferred tax benefits associated with establishing the post-acquisition book bases of certain assets and liabilities at fair value on the date of the CVBK acquisition, $984 thousand of deferred tax valuation allowance reversals and $794 thousand of CVBK's net operating loss carryforward as determined in accordance with Internal Revenue Code Section 382-Limitation on Net Operating Loss Carryforwards and Certain Built-in Losses Following Ownership Change.

(9)	Represents the premium on CVBK's time deposit portfolio based on the difference between current time deposit rates and CVBK's portfolio rates, as determined by an independent third-party valuation.

(10)	Represents the premium on the Federal Home Loan Bank’s (FHLB) advances to CVBK based on the difference between current advance rates and CVBK's advance rates, as determined by the FHLB.

(11)

Represents the discount on CVBK’s trust preferred capital notes based on the difference between current trust preferred capital note rates and CVBK’s trust preferred capital note rate, as determined by an independent third-party business valuation firm.

(12)

Represents C&F's purchase of all of the preferred stock issued by CVBK to Treasury in connection with the CPP. C&F will cancel all of the preferred stock of CVBK immediately after purchasing such preferred stock from Treasury.

(13)	Represents the purchase of CVBK common stock outstanding.

(14)	Includes (i) the elimination of the remainder of CVBK's book value and (ii) $391 thousand of Merger-related costs to be incurred after the acquisition.

(15)	Represents the write-down of CVBK's portfolio of securities available for sale to fair value.

(16)

Represents the accretion of the fair value adjustment on the acquired loans assuming the Merger closed on January 1, 2012. This amount includes accretion of $478 thousand and $358 thousand, respectively, for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively, related to the accretable credit adjustment for loans acquired and accounted for under ASC 310-20. The discount is being amortized over the remaining weighted average maturity of the loans, twelve years, using the straight-line method. In addition, this amount includes accretion of $1.422 million and $1.067 million for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively, related to interest rate adjustments for loans acquired and accounted for under ASC 310-20 using a remaining weighted average maturity of twelve years on a straight-line basis and ASC 310-30 using a weighted average life of four years on a straight-line basis.

(17)

Represents the premium amortization on deposits assumed as part of the Merger assuming the Merger closed on January 1, 2012. The premium is being amortized over two years using the straight-line method.

(18)

Represents the net premium amortization on CVBK's FHLB advances and Trust Preferred Capital Notes assuming the Merger closed on January 1, 2012. The premiums for FHLB advances are being amortized over their remaining maturities. The discount on Trust Preferred Capital Notes is being accreted over 20 years using the straight-line method.

(19)	Represents the premium amortization on the bank buildings assuming the merger closed on January 1, 2012, which is being amortized over 30 years using the straight-line method.

(20)

Includes (i) $1.247 million and $788 thousand of core deposit intangible amortization for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively, assuming the merger closed on January 1, 2012, which is being amortized over six years using the sum-of-years' digits method and (ii) the elimination of $1.465 million of Merger-related costs incurred during the nine months ended September 30, 2013.

(21)

Represents tax expense on pro forma income statement adjustments at an effective rate of 35% and 26% for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively. A portion of the Merger- related costs that have been eliminated during the nine months ended September 30, 2013, as described in item (20) above, were non-deductible for tax purposes when originally recognized.

(22)	Represents elimination of dividends on preferred stock, which was repurchased from the U.S. Treasury as part of the Merger consideration.

NOTE 4: Estimated Cost Savings and Merger Related Charges

Estimated cost savings, expected to approximate 30% of CVBK's annualized pre-tax operating expenses, are excluded from the pro forma analysis. Cost savings are estimated to be realized at 35% in the first year after acquisition, 80% in in the second year after acquisition, and 100% in subsequent years. In addition, total Merger-related costs have been preliminarily estimated to be approximately $2.000 million ($1.650 million after tax) and are included in the unaudited pro forma condensed consolidated balance sheet in accordance with disclosure guidelines, net of amounts expended through September 30, 2013. Estimated Merger-related costs are not included in the pro forma combined statements of income as they are not indicative of what historical results of the combined company would have been had the companies been actually combined during the periods presented.

NOTE 5: Estimated Amortization and Accretion of Acquisition Accounting Adjustments

The following table sets forth an estimate of the expected effects of the estimated aggregate acquisition accounting adjustments reflected in the pro forma condensed combined financial statements on the future pre-tax net income of C&F for the first five years after the Merger with CVBK:

	For the Years Ended December 31,
(in thousands)	2014	2015	2016	2017	2018
Loans	$2,194	$2,194	$2,194	$2,194	$478
Deposits	1,066	644	—	—	—
Bank premises	(117)	(117)	(117)	(117)	(117)
Other long-term borrowings	897	505	442	107	(36)
Core deposit intangible	(1,247)	(1,022)	(797)	(572)	(347)
Increase (decrease) in pre-tax income	$2,793	$2,204	$1,722	$1,612	$(22)

NOTE 6: Pro Forma Acquisition Accounting Adjustments

The unaudited pro forma condensed combined financial information reflects the payment of $0.32 per share for each share of CVBK stock outstanding as of September 30, 2013, or $846 thousand in the aggregate, as well as the payment of $3.350 million to the U.S. Treasury for all of CVBK's preferred stock and warrants issued to the U.S Treasury under the CPP, including accrued and unpaid dividends on the preferred stock. The Merger will be accounted for using the acquisition method of accounting; accordingly C&F's cost to acquire CVBK will be allocated to the assets (including identifiable intangible assets) and liabilities of CVBK at their respective estimated fair values as of the Merger date. Accordingly, the purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as of September 30, 2013 as summarized in the following table.

(In thousands)	Debit (Credit)

CVBK shareholders' equity including preferred stock	$(5,962)

Purchase price:
CVBK common stock	846
CVBK preferred stock and warrants	3,350
Total purchase price	4,196

Excess of CVBK equity over purchase price before fair value adjustments	$(1,766)

Adjustments to reflect fair value of certain assets and liabilities:
Net loans	(17,652)
Bank premise and equipment	3,500
OREO	(500)
Core deposit intangible	4,066
Other assets	6,009
Time deposits	(1,710)
FHLB advances	(2,124)
Trust preferred capital notes	716
Total adjustments	(7,695)
Goodwill	$5,929